EXHIBIT 99.1

CONTACT:
George B. Sundby
Executive Vice President &
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000
email: gsundby@abm.com

ABM INDUSTRIES ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Third Quarter Income From Continuing Operations
Increases 26.9% to $13.4 Million on Record Quarterly Revenue

SAN FRANCISCO, CA — September 8, 2004 — ABM Industries Incorporated (NYSE:ABM), today reported net income for the third quarter of fiscal 2004 of $13.4 million ($0.27 per diluted share), compared to $11.7 million ($0.23 per diluted share) for the prior year third quarter. Net income for the third quarter of fiscal 2003 includes $1.2 million ($0.02 per diluted share) after-tax income from the Elevator operations that were sold to Otis Elevator in the fourth quarter of 2003. Sales and other income for the third quarter of fiscal 2004 were a quarterly record of $623.8 million, up 9.6% from $569.1 million in the third quarter of fiscal 2003.

Commenting on the results, Henrik Slipsager, ABM’s President and Chief Executive Officer, stated, “We are pleased with our third quarter results, which included record revenue and solid net income growth. Our top four businesses in terms of revenue and operating profits all generated 20% or higher gains in year over year quarterly operating profits. Parking and Security were the two highest with gains of 48.6% and 36.7%, respectively. ABM’s operations benefited from recent acquisitions in Security and Janitorial, new business, expanded service to our existing customers, and one fewer day of labor expense in our Janitorial operations.”

“Our Lighting business experienced another difficult quarter in terms of achieving revenue and operating profit targets,” Mr. Slipsager continued. “We are taking strong measures to improve the operating results of our Lighting business, while continuing to build on the momentum generated in our Janitorial, Security, Engineering, Parking and Facility Service operations.”

Net income for the nine months ended July 31, 2004, was $27.3 million ($0.55 per diluted share), compared to $26.0 million ($0.52 per diluted share) reported for the first nine months of fiscal 2003. Net income for the first nine months of fiscal 2003 included $2.4 million ($0.05 per diluted share) after-tax income from the discontinued Elevator operations. Sales and other income for the first nine months of fiscal 2004 were $1,785 million, up 6.0% from the first nine months of fiscal 2003.

Mr. Slipsager stated, “We remain encouraged about our prospects for growth and believe that we are well positioned to meet our previously issued fiscal 2004 guidance of $0.80 to $0.85 per diluted share.”

Conference Call

ABM Industries Incorporated will host a conference call on Thursday, September 9, 2004 at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time). The call, which will be hosted by Henrik Slipsager, President and Chief Executive Officer, and George Sundby, Executive Vice President & Chief Financial Officer, will be broadcast live over the Internet and accessible at www.irconnect.com/primecast/04/q3/abm_3q2004.html for 90 days and through the Investor Relations section of the Company’s website at www.abm.com for a period of 12 months. The webcast will be archived online within one hour of the completion of the conference call and available at www.abm.com. In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 440-9648 within fifteen minutes before the event. Telephonic replays will be available for 48 hours after the call by dialing (800) 642-1687, and then entering ID #9837238. The telephonic replay will remain available for a period of 7 days following the call.

About ABM Industries Incorporated

ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 70,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional, and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Security Services of America (SSA), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

Certain statements made in this press release, including statements regarding ABM’s expected financial performance are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to meaningful risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) a decline in commercial office building occupancy and rental rates could affect the Company’s sales and profitability, (2) an increase in costs that the Company cannot pass on to customers could affect profitability, (3) the financial difficulties or bankruptcy of one or more of the Company’s major customers could adversely affect results, (4) the Company could experience major collective bargaining disputes that would lead to the loss of sales or expense increases, (5) the Company is subject to intense competition, (6) the Company’s success depends on its ability to preserve its long-term relationships with its customers, (7) weakness in airline travel and the hospitality industry could adversely impact the Company’s Parking results, (8) low levels of capital investments by customers could negatively impact the project sales of the Lighting and Mechanical segments, (9) acquisition activity could slow or be unsuccessful, (10) the Company incurs significant accounting and other control costs, which could increase, (11) an inadequacy in the Company’s self-insurance reserves, or the cancellation or non-renewal of the Company’s primary insurance policies, could adversely impact the Company’s results, or (12) other issues and uncertainties which may include: labor shortages that adversely affect the Company’s ability to employ entry level personnel, a reduction or revocation of the Company’s line of credit that could increase interest expense and the cost of capital, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally-mandated healthcare benefits, new accounting pronouncements or changes in accounting policies, impairment of goodwill and other intangible assets, the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company, and inclement weather which could disrupt the Company in providing its services.

BALANCE SHEET SUMMARY

	July 31,	October 31,	Increase
	2004	2003	(Decrease)

Assets	(UNAUDITED)
Cash and cash equivalents	$49,501,000	$110,947,000	-55.4%
Trade accounts receivable, net	307,900,000	287,906,000	6.9%
Other current assets	101,204,000	101,795,000	-0.6%

Total current assets	458,605,000	500,648,000	-8.4%
Goodwill	221,754,000	201,866,000	9.9%
Other intangibles, net	23,392,000	3,691,000	533.8%
All other assets	96,863,000	89,778,000	7.9%

Total assets	$800,614,000	$795,983,000	0.6%

Liabilities
Current liabilities	$244,851,000	$256,691,000	-4.6%
Non-current liabilities	101,036,000	95,256,000	6.1%

Total liabilities	345,887,000	351,947,000	-1.7%
Stockholders’ Equity	454,727,000	444,036,000	2.4%
Total liabilities and stockholders’ equity	$800,614,000	$795,983,000	0.6%

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase
	2004	2003	(Decrease)

Net cash flows from continuing operating activities	$6,597,000	$25,841,000	-74.5%
Net operational cash flows from discontinued operation	—	(26,000)	—

Net Cash Provided By Operating Activities	$6,597,000	$25,815,000	-74.4%

Net Cash Used In Investing Activities	$(4,866,000)	$(5,520,000)	-11.8%

Common stock issued	$1,848,000	$3,553,000	-48.0%
Stock buyback	(9,384,000)	(2,795,000)	235.7%
Dividends paid	(4,869,000)	(4,693,000)	3.8%

Net Cash Used In Financing Activities	$(12,405,000)	$(3,935,000)	215.2%

	Nine Months Ended July 31,		Increase
	2004	2003	(Decrease)

Net cash flows from continuing operating activities	$42,930,000	$42,782,000	0.3%
Net operational cash flows from discontinued operation	(30,507,000)	6,276,000	—

Net Cash Provided By Operating Activities	$12,423,000	$49,058,000	-74.7%

Net Cash Used In Investing Activities	$(55,702,000)	$(26,742,000)	108.3%

Common stock issued	$7,510,000	$11,227,000	-33.1%
Stock buyback	(11,073,000)	(12,092,000)	-8.4%
Dividends paid	(14,604,000)	(14,003,000)	4.3%

Net Cash Used In Financing Activities	$(18,167,000)	$(14,868,000)	22.2%

INCOME STATEMENT (UNAUDITED)

	Three Months Ended July 31,		Increase
	2004	2003	(Decrease)

Revenues
Sales and other income	$623,773,000	$569,093,000	9.6%
Expenses
Operating expenses and cost of goods sold	555,348,000	511,720,000	8.5%
Selling, general and administrative expenses	46,045,000	41,404,000	11.2%
Intangible amortization	1,294,000	285,000	354.0%
Interest expense	255,000	216,000	18.1%

	602,942,000	553,625,000	8.9%

Income from continuing operations before income taxes	20,831,000	15,468,000	34.7%
Income taxes	7,437,000	4,912,000	51.4%

Income from continuing operations, net of income taxes	13,394,000	10,556,000	26.9%
Income from discontinued operation, net of income taxes	—	1,182,000	—

Net Income	$13,394,000	$11,738,000	14.1%

Net Income Per Common Share — Basic
From continuing operations	$0.27	$0.21	28.6%
From discontinued operation	—	0.03	—

	$0.27	$0.24	12.5%

Net Income Per Common Share — Diluted
From continuing operations	$0.27	$0.21	28.6%
From discontinued operation	—	0.02	—

	$0.27	$0.23	17.4%

Average Common And Common Equivalent Shares
Basic	48,748,000	49,269,000	-1.1%
Diluted	50,226,000	50,244,000	0.0%

	Nine Months Ended July 31,		Increase
	2004	2003	(Decrease)

Revenues
Sales and other income	$1,784,941,000	$1,684,074,000	6.0%
Expenses
Operating expenses and cost of goods sold	1,605,307,000	1,520,980,000	5.5%
Selling, general and administrative expenses	132,239,000	126,183,000	4.8%
Intangible amortization	4,138,000	844,000	390.3%

Interest expense	746,000	503,000	48.3%
	1,742,430,000	1,648,510,000	5.7%

Income from continuing operations before income taxes	42,511,000	35,564,000	19.5%
Income taxes	15,177,000	12,010,000	26.4%

Income from continuing operations, net of income taxes	27,334,000	23,554,000	16.0%
Income from discontinued operation, net of income taxes	—	2,414,000	—

Net Income	$27,334,000	$25,968,000	5.3%

Net Income Per Common Share — Basic
From continuing operations	$0.56	$0.48	16.7%
From discontinued operation	—	0.05	—

	$0.56	$0.53	5.7%

Net Income Per Common Share — Diluted
From continuing operations	$0.55	$0.47	17.0%
From discontinued operation	—	0.05	—

	$0.55	$0.52	5.8%

Average Common And Common Equivalent Shares
Basic	48,658,000	49,105,000	-0.9%
Diluted	50,052,000	50,031,000	0.0%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31		Increase
	2004	2003	(Decrease)

Sales and Other Income
Janitorial	$367,539,000	$343,314,000	7.1%
Parking	97,856,000	97,835,000	0.0%
Engineering	51,550,000	44,492,000	15.9%
Security	65,012,000	41,449,000	56.8%
Lighting	27,510,000	30,657,000	-10.3%
Other	13,722,000	11,303,000	21.4%
Corporate	584,000	43,000	1258.1%

	$623,773,000	$569,093,000	9.6%

Operating Profit
Janitorial	$17,868,000	$13,859,000	28.9%
Parking	3,457,000	2,326,000	48.6%
Engineering	3,157,000	2,631,000	20.0%
Security	2,594,000	1,897,000	36.7%
Lighting	442,000	1,373,000	-67.8%
Other	531,000	333,000	59.5%
Corporate expenses	(6,963,000)	(6,735,000)	3.4%

Operating Profit From Continuing Operations	21,086,000	15,684,000	34.4%
Interest expense	(255,000)	(216,000)	18.1%

Income from continuing operations before income taxes	$20,831,000	$15,468,000	34.7%

	Nine Months Ended July 31,		Increase
	2004	2003	(Decrease)

Sales and Other Income
Janitorial	$1,073,475,000	$1,017,671,000	5.5%
Parking	285,384,000	283,909,000	0.5%
Engineering	148,527,000	134,064,000	10.8%
Security	157,986,000	118,246,000	33.6%
Lighting	83,060,000	97,380,000	-14.7%
Other	35,474,000	32,528,000	9.1%
Corporate	1,035,000	276,000	275.0%
	$1,784,941,000	$1,684,074,000	6.0%

Operating Profit
Janitorial	$40,878,000	$37,236,000	9.8%
Parking	6,158,000	3,938,000	56.4%
Engineering	8,569,000	7,247,000	18.2%
Security	5,787,000	4,399,000	31.6%
Lighting	1,726,000	3,866,000	-55.4%
Other	937,000	280,000	234.6%
Corporate expenses	(20,798,000)	(20,899,000)	-0.5%

Operating Profit From Continuing Operations	43,257,000	36,067,000	19.9%
Interest expense	(746,000)	(503,000)	48.3%

Income from continuing operations before income taxes	$42,511,000	$35,564,000	19.5%

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